Form C

Cover Page

Name of issuer:

Habit Carbon 2 LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CO

Date of organization: 11/12/2014

Physical address of issuer:

1553 Platte Street
Denver CO 80202

Website of issuer:

http://habitcarbon.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☑ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50

Price:

$1,000.00000

Method for determining price:

Premoney valuation ($585,000) divided by number of outstanding securities

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$275,000.00

Deadline to reach the target offering amount:

3/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$23,842.00	$0.00
Cash & Cash Equivalents:	$40.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$59,193.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($57,745.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Habit Carbon 2 LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Lisa B Ruskaup	CEO	Habit Carbon Collective	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Lisa B Ruskaup	CEO	2014
Lisa B Ruskaup	Manager/Operating Partner	2014
Ken Short	Facilites Partner	2014
John Craig	Secretary	2017
Gerard Maglio	Clerk	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Habit Carbon Holdings LLC, dba Habit Carbon Hospitality Collective	110.0 Class B Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The purchase of Class A Interests by an investor is speculative and involves a high degree of risk. Prospective investors should carefully consider all risk factors before deciding whether to purchase any Class A Interests and should consult his or her own attorney and/or business advisor as to any legal, business or related matters concerning the investment.

The financial pro forma and projected returns contained in these offering materials constitute “forward-looking statements” and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any performance or achievements expressed or implied by such forward-looking statements. Investors must recognize that despite the best attempt at projecting operations of the Company, there can be no assurance that the operations of the Company or the results of an investment in the Company will result in any particular level of profit or return on investment being realized by investors, and there remains the risk that investors can lose their entire investment.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The offering memorandum is intended to describe certain aspects of the Company's proposed business but is not a thorough or exhaustive description. Prospective investors are invited and encouraged to ask questions of and obtain additional information from the Company concerning the terms and conditions of the offering, the Company, the project and any other relevant matter to the extent the Company possesses such information or can acquire it without unreasonable effort or expense. All documents relating to this investment will be available to you upon request.

We suggest that you research the pros and cons of sole proprietorships, partnerships and corporations. Businesses choose their business structure based on tax advantages, legal liabilities and control issues. Genuine corporations involve ceding independence, but limited liability corporations protect personal assets while allowing owners to control every aspect of the facility. We are a multi-member Colorado Limited Liability Company filing as a partnership.

Our Company intends to scale our concepts. This means we have goals of growing revenues rapidly, controlling and diluting our expenses and building a good margin for our industry. There can be no assurance that, despite best efforts and excellent planning, our Company will be able to accomplish scalability during the time frame expected or in the markets we are targeting.

Our Company is a start up that has rapidly created, owned and operated three new restaurant brands in successful, high-visibility locations and market. We make no representations or warranties around our forward looking projections based on macro or other economic changes.

Ken Short is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

John Craig is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Gerard Maglio is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	39% Hard Construction Costs, 21% Soft furnishing Costs, 31% FFE/Wares, 5% Wefunder Intermediary fee, 4% Working capital

If we raise:	**$275,000**
Use of Proceeds:	39% Hard Construction Costs, 21% Soft furnishing Costs, 31% FFE/Wares, 5% Wefunder Intermediary fee, 4% Working capital

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round. $585,000 Pre-money valuation
See exact security attached as Appendix B, Investor Contracts.

Priced Round: $585,000 pre-money valuation

Securities Offered: Class A Units

Price Per Share: $1000

Habit Carbon 2 LLC are offering up to 275 Class A Units.

Voting Proxy: These shares do not have voting rights, rather rights are proxied to the CEO.

Minimum Subscription: 50 units

Liquidation Preference: Preferred Class A Unitholders will receive liquidation preferences.

Distributions

Distributions of the Company's net cash flow (to be defined in the Company's operating agreement) will be made in such amounts and at such times as determined by the Manager, in its sole discretion, in the following order of priority:

First, 90 percent to the Class A Members, pro rata in accordance with their respective ownership percentages, until the Class A Members have received aggregate distributions equal to the sum of (i) the Class A Member's capital contributions to the Company, and 10 percent to the Class B Member. Second, 50 percent to the Class A Members, pro rata, and 50 percent to the Class B Members.

Voting Rights

Class A Members will proxy their voting rights to a lead investor. However, Class A members may vote if their capital contribution percentage is equal to at least a majority of the aggregate Capital Contribution percentages of the Class A members.

Pro-Rata Rights

In the event the Manager decides to cause the LLC to issue additional LLC Interests, each Member holding Class A Interests shall be offered the first opportunity to subscribe for such additional LLC Interests, on the same terms and conditions as the Manager proposes to issue such additional LLC Interests, in the proportion that such Member's Capital Contribution Percentage bears to the aggregate Capital Contribution Percentage of all Members holding Class A Interests (the Member's "Pro Rata Share"). The Manager shall deliver a written notice (the "Proposed Issuance Notice") to each such Member at least thirty (30) days in advance of the proposed issuance of additional LLC Interests, stating the number and class of LLC Interests proposed to be issued, the proposed subscription price, and the manner in which such Member may exercise such Member's rights to subscribe to such LLC Interests. Such Member may exercise the Member's rights to subscribe to such additional LLC Interests by delivering a notice to that effect to the Manager within ten (10) days after the delivery of the Proposed Issuance Notice and complying with the procedures for subscription specified in the Proposed Issuance Notice. If any of the Members do not elect to purchase their full Pro Rata Share of the offered additional LLC Interests, the LLC shall offer the Members that have elected to purchase their full Pro Rata Shares of such additional LLC Interests the opportunity to increase the number of such LLC Interests they wish to subscribe for by their Pro Rata Shares of the unsubscribed portion of such additional LLC Interests. This process shall be repeated as often as necessary until either the Members have subscribed for all of the LLC Interests offered or no Member has exercised its right to subscribe for such additional LLC Interests.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by each of the parties.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Units	110	110	Yes
Class A Units	1235	485	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A Members will proxy voting rights to the CEO. However, Class A members may vote if their capital contribution percentage is equal to at least a majority of the aggregate Capital Contribution percentages of the Class A members.

Class A Members will receive liquidation preferences.

Class B Members will receive voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Section 1.1 **Issuance of Additional LLC Interests.** Subject to Section 6.3 below, the Manager is hereby authorized to cause the LLC from time-to-time to issue to Members (including the Class B Member) or other Persons (who, upon such issuance and the execution by such Persons of such documents as the Manager deems necessary or appropriate to evidence such Persons' agreements to be admitted as Members and to be bound by the provisions of the Articles and this Agreement, shall automatically become Members) additional Class A Interests for such consideration, all as shall be reasonably determined by the Manager to be in the best interests of the LLC and subject to the requirements of Colorado law, including, without limitation, (i) the allocations of items of LLC income, gain, loss, deduction and credit to each such class or series of LLC Interests; (ii) the right of each such class or series of LLC Interests to share in LLC distributions; and (iii) the rights of each such class or series of LLC Interests upon dissolution and liquidation of the LLC or upon termination of a series of LLC Interests.

Section 1.2 **Rights to Subscribe to Additional Issuances.** In the event the Manager decides to cause the LLC to issue additional LLC Interests, each Member holding Class A Interests shall be offered the first opportunity to subscribe for such additional LLC Interests, on the same terms and conditions as the Manager proposes to issue such additional LLC Interests, in the proportion that such Member's Capital Contribution Percentage bears to the aggregate Capital Contribution Percentage of all Members holding Class A Interests (the Member's "Pro Rata Share"). The Manager shall deliver a written notice (the "Proposed Issuance Notice") to each such Member at least thirty (30) days in advance of the proposed issuance of additional LLC Interests, stating the number and class of LLC Interests proposed to be issued, the proposed subscription price, and the manner in which such Member may exercise such Member's rights to subscribe to such LLC Interests. Such Member may exercise the Member's rights to subscribe to such additional LLC Interests by delivering a notice to that effect to the Manager within ten (10) days after the delivery of the Proposed Issuance Notice and complying with the procedures for subscription specified in the Proposed Issuance Notice. If any of the Members do not elect to purchase their full Pro Rata Share of the offered additional LLC Interests, the LLC shall offer the Members that have elected to purchase their full Pro Rata Shares of such additional LLC Interests the opportunity to increase the number of such LLC Interests they wish to subscribe for by their Pro Rata Shares of the unsubscribed portion of such additional LLC Interests. This process shall be repeated as often as necessary until either the Members have subscribed for all of the LLC Interests offered or no Member has exercised its right to subscribe for such additional LLC Interests.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2017	Other	Class A and Class B Units	$125,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Habit Carbon Hospitality Collective owns and operates three restaurants in Denver, Colorado. We are growing and have formed a separate entity, Habit Carbon 2 LLC, in order to open a Habit Doughnuts and Carbon Cafe & Bar under our new entity.

We hope to have 10 company-owned stores in five years. If we partner with the a franchise group, multiply that by 40. We can envision Habit Doughnuts and Carbon Cafe & Bar in many cities around the country, maybe Portland, Austin, Brooklyn? We get lots of inquiries about international franchising. Who knows, right now we're focused on gaining the Colorado market, but we're certainly intent on thoughtful growth.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Habit Carbon 2 LLC was incorporated in the State of Colorado in November 2014.

Since then, we have:

- Growth of 30% year over year at original location (2016/2017)
- 20 million views on viral videos about Habit Doughnuts
- 58% of Carbon Cafe & Bar guests visit 2x (or more) daily
- Management team has over 30 years hospitality experience each, over 100 years combined, including stints with Wolfgang Puck and Michael Mina Group
- In 2017, Habit Doughnuts and Carbon Cafe & Bar were placed on the watch list of Fransmart.com.

Historical Results of Operations

Our company was organized in November 2014 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $23,842, including $40 in cash. As of December 31, 2016, the Company had $0 in total assets, including $0 in cash.
- *Net Loss.* The Company has had net losses of $57,745 and net income of $0 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $59,193 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $337,000 in debt and $1,075,000 in equity. Habit 1 Carbon also loaned the company $10,797, which has now been paid off.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital, at which point we plan on starting revenues.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Habit Carbon 2 LLC cash in hand is $92,763, as of September 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 6 months.

Our project is under construction. It has, as with most commercial projects in Denver, Colorado, suffered delays outside of our control. This is primarily due to the economic boom and growth that Colorado continues to experience. There is a shortage of trades people and a backlog of work. The City of Denver and other municipalities are working to catch up. We have funded this project out of cash flow and owner equity to date and anticipate being open before the end of the year.

We expect to open both restaurant concepts and begin to generate revenue in the form of sales income. We will also shift into having traditional expenses associated with operating our businesses: 25-30% COGS, 35-40% Labor cost, 10-12% Occupancy Costs. We will be closing on an SBA loan for this project. We need to raise $275,000 to complete this build out.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.habitcarbon.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Habit Carbon Subscription Agreement

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Gerard Maglio
- John Craig
- Ken Short
- Lisa B Ruskaup

Appendix E: Supporting Documents

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INVEST IN HABIT CARBON HOSPITALITY COLLECTIVE

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Donuts + whiskey = second location opening soon in Denver, CO

Habit Carbon Hospitality Collective owns and operates three restaurants in Denver, Colorado. We are growing and have formed a separate entity, Habit Carbon 2 LLC, in order to open a Habit Doughnuts and Carbon Cafe & Bar under our new entity.

Lisa Ruskaup
CEO
Founder & Creative Director of Consumption Concepts, a concept lab for the hospitality industry



Why you may want to invest

1. Growth of 30% year over year at original location (2016/2017)
2. 20 million views on viral videos about Habit Doughnuts
3. 58% of Carbon Cafe & Bar guests visit 2x (or more) daily
4. Management team has over 30 years hospitality experience each, over 100 years combined, including stints with Wolfgang Puck and Michael Mina Group
5. In 2017, Habit Doughnuts and Carbon Cafe & Bar were placed on the watch list of Fransmart.com.

$ 1,000 min

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What you are investing in

Priced Round

Pre-money valuation of $585,000 Class A Units $1000 per Unit.

Net cash flow distributions

Pre-money valuation $585,000. Class A Units $1000 per unit. At the discretion of the Manager, Investors will receive 90% of net cash flow distribution, pro-rata in accordance with their ownership, until they have been paid back in full, then once other members have been paid, a further 50% pro rata.

Earning a return
Learn more about custom

Investor perks

$1,000+
$200 Gift Card good at any of our locations

$10,000+
Friends and Family discount forever good at any of our locations.

Our Ambition

We hope to have 10 company-owned stores in five years. If we partner with the a franchise group, multiply that by 40. We can envision Habit Doughnuts and Carbon Cafe & Bar in many cities around the country, maybe Portland, Austin, Brooklyn? We get lots of inquiries about international franchising. Who knows, right now we're focused on gaining the Colorado market, but we're certainly intent on thoughtful growth.

habitcarbon.com

Why I Like Habit Carbon Hospitality Collective

> *Habit Doughnut Dispensary, the booze-serving establishment that slings some of Denver's best donuts, offers a variety of donuts that come infused with shots of liquor like whiskey, vodka, rum, or pretty much whatever you want. The donuts come served with a plastic pipette (one of those science class droppers) of your booze of choice stuck right in the top, which you can remove and drink as you eat.*



Tony Merevick
WRITER FOR THRILLIST

THE BUZZ ABOUT HABIT CARBON HOSPITALITY COLLECTIVE

> *Head on down to Habit Doughnut Dispensary in Denver, where you can treat yourself to a delicious morning eye-opener. While normally that means coffee paired with your donut (we're OK using the shortened variant since the folks at Miriam-Webster say it's cool), that's not the case at Habit.*



Lee Mathews
Writer for Geek.com

> *Habit Doughnut Dispensary is a magical, alcohol-fueled shop that allows you to combine two of your favorite sweet treats into one ultra-delight: a booze-infused doughnut that you can actually get a buzz from. How's that for the ultimate boozy treat? Habit Dispensary literally took the only thing that could make doughnuts better and combined the wonderful sweet treat into a bouquet of booze-filled goodness that will absolutely rock your world.*

Merethe Najjar
Editor of Your Tango, Love and Lifestyle Blog

> *If eating doughnuts in a health and fitness conscious city like Denver is bad, then add booze on top of pushes it over the edge. I have no regrets.*

Christopher
Founder of travel blog "Why Am I Not There?"

> *This hip spot in the hip Central Platte Valley area is the beverage & munchie half of the sibling pair of Habit/Carbon -- the other half (Habit Doughnut Dispensary) will fill all your late night, lack of doughnut related woes. Wander into Carbon to find taps on taps on taps -- of coffee, kombucha, wine, beer, and batch cocktails.*

Eliza Sullivan
Writer for Thrillist

The ultimate hangover cure has arrived — Carbon Coffee and Habit Doughnut Dispensary are brewing beans a little bit differently. The doughnut, internet-cafe hybrid — which is not a marijuana dispensary as the name might suggest — is now pouring a nitro cold brew coffee infused with CBD oil. The drink combines a high dose of caffeine with a non-psychoactive byproduct of hemp for a cold brew effect like nothing you can buy in an average restaurant.



Tyler Wernet
Writer for 303 Magazine

Habit Doughnut Dispensary, the booze-serving establishment that slings some of Denver's best donuts, offers a variety of donuts that come infused with shots of liquor like whiskey, vodka, rum, or pretty much whatever you want. The donuts come served with a plastic pipette (one of those science class droppers) of your booze of choice stuck right in the top, which you can remove and drink as you eat.

Nancy Melear
Reporter for Fox News Denver

If one thing draws you through Carbon Beverage Cafe's doors, it should be the E.T. The drink (pictured) is a mix of espresso (the "E") and tonic (the "T") and lemon verbena. Sound weird? Maybe a little, but it's the refreshing new face of iced coffee... Coffee, sodas, spirits, and food (plus a doughnut shop next door), Carbon has everything going for it.



Amanda Faison
Writer for 5280 Magazine

The staff here is friendly and quick with a smile as you step in to order your favorite flavor or three. If you like your doughnuts with a kick, be sure to try one of their alcohol-infused creations featuring tequila, whiskey, Irish creme or one of many other tasty infusions. It's all the creation of Jason Graf, the Chef and Chief Enabler of Habit's doughnut addiction. If you've never tried his fascinating doughnut creations, the menu changes daily so be sure to swing by more than once.



Deborah Flomberg
Writer for CBS Local Denver

LoHi's year-and-a-half-old Habit Doughnut Dispensary, marked with a pink cross, has certainly taken the trend the furthest—to delicious effect. Don't worry, abstainers: You don't need to have the munchies to savor inventive, rotating varieties like the not-too-sweet Daily Chai or chocolate-bomb OG Blackout. Our go-to for a (sugar) high, though, is a menu staple: the Blazed doughnut, a simple melt-in-your-mouth ring coated in a bruleed malted-milk glaze.



Spencer Campbell
Writer for 5280 Magazine

Did you know this Colorado hipster haven is also home to some sweet spots that will get you higher than a kite on sugar and drunk at the same time? That's right, if you're favorite vices happen to include drinking and desserts, you might want to pay attention because there's a glorious place that will support all of your bad habits. Last weekend, I was walking around Denver when I stumbled upon an epic doughnut shop that will seriously change your life.



Kaylin Pound
Writer for Elite Daily

As if Denver could get any cooler, Habit Doughnut Dispensary is serving up these drunk desserts for those days when a little self medication seems like the only option. The heaven-like establishment offers a wide range of doughnut and alcohol pairings, from whiskey and vodka to rum and Baileys. Just squeeze the pipette and voila, instantly infused. Now, who's up for a quick trip to Colorado?



Stephanie Maida
Writer for Guest of a Guest Magazine

Habit Carbon is the only restaurant brand that understands the real nature of this emerging City. Ms. Ruskaup's vision is simultaneously shaped by and and shaping one of the most exciting urban landscapes in America. Her restaurants provide an aesthetic and personal experience that speak to the soul of the authentically sophisticated city dweller. They speak to community. They speak to connection. And the food, cocktails and donuts kick ass...

Jason Flores-Williams, Esq.

Lawyer @ Jason Flores-William Law Firm

"Habit Carbon is the only restaurant brand that understands the real nature of this emerging city. Ms. Ruskaup's vision is simultaneously shaped by and and shaping one of the most exciting urban landscapes in America. Her restaurants provide an aesthetic and personal experience that speak to the soul of the authentically sophisticated city dweller. They speak to community. They speak to connection. And the food, cocktails and donuts kick ass..."



Jason Flores-Williams, Esq.

Law Firm of Jason Flores-Williams, Rabid Fan

"I'm one of lucky ones who gets to have Carbon and Dead Battery Club both at my doorstep! I've quickly become a habitual patron of Carbon and can say that it's one of the very few places that I love to find respite from the office. The music is chosen with intent, the people are friendly, food is great, and the atmosphere is vibrant. The Dead Battery Club just down the street is a great place to meet for business or simply try a new craft cocktail and enjoy one of their awesome buns (my favorite is the smoked brisket). It's clear that ownership takes a great deal of pride in providing a fresh, progressive, and welcoming environment."



Stew Lawrence

CEO/Cleanwell, LLC

9NEWS

I Am Up: Exploring the Habit Doughnut Dispensary

3 a.m. is when Andrea Martinez, the pastry sous chef at Habit Doughnut Dispensary, gets to work every morning.

July 25, 2018 @ 9news.com

abc10 (connect)

Daily Blast LIVE hosts Al Jackson and Jeff Schroeder try donuts injected with booze

Al Jackson and Jeff Schroeder visited Habit Donut Dispensary in Denver, Colorado. Not only does Habit make amazing donuts, but they also inject their donuts with booze! Jeff and Al tried their hand at making some boozy donuts!

July 25, 2018 @ abc10.com



Carbon Beverage Cafe: A Denver, CO Restaurant.

Carbon Beverage Cafe: A Denver, CO Restaurant. Known for Pizza.

July 25, 2018 @ thrillist.com

THE SPIRITS BUSINESS

Booze-filled doughnuts debut in Colorado

19th October, 2016 by Nicola Carruthers The store has introduced a line of doughnuts infused with various spirits including rum, whiskey and vodka in collaboration with sister business Carbon Cafe & Bar. The new line is the brainchild of pastry chef Jason

July 25, 2018 @ thespiritsbusiness.com



A doughnut shop in each state

In Alabama, Magic City Daylight Donuts has two Birmingham locations with colorful glazed, iced and cake doughnuts that might be topped with cereal, candy or marshmallows. Closed Mondays.

July 25, 2018 @ usatoday.com

Fill that hole in your life with these Denver National Doughnut Day deal (PHOTOS) - Denver Business Journal

A doughnut is the well-rounded cornerstone of every healthy breakfast, and what better time to down some delicious fried dough than National Doughnut Day-Friday, June 1? From free cold-brew iced coffee at local shops to both charity-linked and no-

July 6, 2018 @ bizjournals.com



Dead Battery Club Offers Coffee and Cocktail Bar to Unplug or Recharge

The team that launched Habit Doughnut Dispensary and Carbon Beverage Cafe is at it again on Platte Street. Restaurant design visionary Lisa Ruskaup unveiled her new cafe and cocktail bar, Dead Battery Club, at 2420 17th Street last week.

May 7, 2018 @ westword.com

Opening Alert: Dead Battery Club

Find classic cocktails, savory buns, juice shots, and more at this new Platte Street hideaway. | For Lisa Ruskaup, merging the aesthetic of shiny-new and gritty-old Denver is a central tenet of her businesses.

April 30, 2018 @ 5280.com

An All-Day Cocktail Lounge Emerges on Platte Street

For Colorado native Lisa Ruskaup, bridging old and new Denver has become a trademark. This longtime local restaurant consultant has worked on projects including Breckenridge Wynkoop pubs and mezzanines at Denver International Airport. But

April 27, 2018 @ denver.eater.com

Owner of two Platte St. restaurants opening a third - BusinessDen

The founder of Carbon Cafe & Bar and Habit Doughnut Dispensary is launching a third restaurant concept along Platte Street. On Friday, Lisa Ruskaup will open Dead Battery Club in about 1,000 square feet on the ground floor of 2420 17th St., the

April 23, 2018 @ businessden.com

Denver Cafe's CBD-Infused Coffee Might Be the Best Hangover Cure

The ultimate hangover cure has arrived - Carbon Coffee and Habit Doughnut Dispensary are brewing beans a little bit differently. The doughnut, internet-cafe hybrid - which is not a marijuana dispensary as the name might suggest - is now

December 15, 2017 @ 303magazine.com

The Best Denver, CO Hacks From Our Readers

This week on Hack Your City, we got over 125 comments with advice on Denver, Colorado. Some themes: There's great hiking, and great breweries, but take it easy on both while you acclimate to the altitude. Here are some of the best tips. Go to the

December 14, 2017 @ lifehacker.com



Boozy Donuts

Habit Doughnut Dispensary, the booze-serving establishment that slings some of Denver's best donuts, offers a variety of donuts that come infused with shots of liquor like whiskey, vodka, rum, or pretty much whatever you want.

October 5, 2017 @ kdvr.com

Best Thing We Ate This Week: Doughnuts and booze at Habit Doughnut Dispensary

It's not often that I take shots of lemon vodka with my doughnuts. It's also not often that I'd be willing to pay $2.50 for a doughnut and $9 for a shot. But when it's pushing 100 degrees outside and you're walking around the steaming concrete of

July 13, 2017 @ theknow.denverpost.com

Top of the Town 2017: The Best of Denver Dining's Scene

From classics like steak to new of-the-moment categories such as market hall and eatertainment, we're here to push your palate no matter what cuisine-or dining experience-you're hungry for. | When it comes to Indian cuisine, it's all about creating

June 30, 2017 @ 5280.com

Donuts With A Shot Of Whiskey Inside Are Ron Swanson Approved - Geek.com

Ron Swanson likes his whiskey. And while he wasn't too impressed with the whiskey-infused hand lotion they were serving up at Eagleton's trendy Essence bar, I'm pretty sure he'd enjoy one of these boozy donuts. Head on down to Habit Doughnut

February 27, 2017 @ geek.com



The Ten Best Doughnut Stops in Metro Denver

There's never a bad season for doughnuts, as long as you stay away from uninspired pastry shops. Don't worry about rolling into the wrong shop, though; if you stick to this list of ten awesome places, you'll be able to sink your teeth into great doughnuts

February 21, 2017 @ westword.com



These Boozy Donuts Come with a Shot of Whiskey Built Right In

At this point in your long history of eating donuts, chances are you've seen more than a few unique varieties of the sugary dough rings, such as the abominable cinnamon bun donut, or the elusive Reese's Peanut Butter donut, or maybe even the famous

October 17, 2016 @ thrillist.com

ELITE DAILY

There Are Now Booze-Infused Doughnuts So You Can Get Drunk Off Dessert

Everyone knows Denver is the perfect place to score some green at all the marijuana dispensaries. But did you know this Colorado hipster haven is also home to some sweet spots that will get you higher than a kite on sugar and drunk at the same time?

October 14, 2016 @ elitedaily.com

BRIT+CO.

Stop Everything: Booze-Filled Donuts Are Officially a Thing

First coffee-filled donuts, and now this! Though we've been making drunkin' donuts of our own for quite some time now (check out our recipe from 2014), it seems that our prayers have FINALLY been answered, as the rest of the world - or, at least, Habit

October 13, 2016 @ brit.co

THE DENVER EAR post...

Carbon + Habit Doughnut Dispensary | The Denver Ear

The historic (and uber chic) Confluence neighborhood in Denver, recently got an extra dose of chicness! Carbon Beverage Cafe & Habit Doughnut Dispensary have taken up residence in the iconic former 'Paris on the Platte' location.

September 20, 2015 @ thedenverear.com

5280 [THE DENVER MAGAZINE]

Go Now: Carbon Beverage Cafe | 5280

If one thing draws you through Carbon Beverage Cafe's doors, it should be the E.T. The drink (pictured) is a mix of espresso (the "E") and tonic (the "T") and lemon verbena. Sound weird? Maybe a little, but it's the refreshing new face of iced coffee.

August 28, 2015 @ 5280.com

EATER

Carbon Beverage Cafe and Habit Doughnut Dispensary Now Open in Lohi

The iconic Paris on the Platte space at 1553 Platte Street is now officially home to two new sister concepts: Carbon Beverage Cafe and Habit Doughnut Dispensary. No, there is no pot in the doughnuts and yes, the cafe has caffeinated and alcoholic

August 17, 2015 @ denver.eater.com

THE DENVER POST

Digest: Habit and Carbon, two new Denver eateries, open on Platte Street

Two new eateries opened Monday in the former space of the iconic Paris on the Platte: Habit Doughnut Dispensary and Carbon Beverage Cafe. They're linked by a common kitchen, but otherwise they're two different places, each with its distinct

August 17, 2015 @ denverpost.com

Our Community

Our team has worked together to create three unique restaurants in the metro Denver area and we're excited to venture into more! Here's what some of our patrons say about us and our space.


DOPE DONUTS
DEAD BATTERY CLUB
carbon
CAFÉ & BAR
0:00 / 3:48

The Founder

Connecting people to spaces with food and drink has been my passion for over 30 years.



Hi, I'm Lisa! I'm a Colorado native who is working to create spaces that encourage community, collaboration and kinship over a booze filled doughnut, a classic cocktail, a mid-day meeting, or maybe a first date brunch. I've been working in hospitality since I was 13, and have had the good fortune to be involved in more than 75 restaurant projects. We formed our own hospitality company in 2014. Shortly after, we opened our first two restaurants: Habit Doughnut Dispensary and Carbon Cafe & Bar. We now own and operate three restaurants in metro Denver and have recently set up a new LLC to expand Habit Doughnuts and Carbon Cafe & Bar. Entrepreneurship is in my family, my brother is the founder of The Little Pub Company, I worked with him to successfully open 23 pubs over 13 years. My father was recently inducted in the Colorado Restaurant Hall of Fame for designing more than 2000 restaurants during his career. My husband's company, for which I am the creative concept director, is Breckenridge-Wynkoop. I am also actively involved in food and beverage concessions at Denver International Airport. My passion is creative space, hospitality, and human connection!

Habit Carbon 2 LLC

We're currently building out the second Habit Doughnuts and Carbon Cafe & Bar. It will be located at 2200 California Street in Denver, CO, in the Five Points neighborhood, and will operate as co-branded sister restaurants, each having their own street entrance but designed and built to share kitchen, bar and staff. This core principal of co-branding/location reduces overhead, increases traffic and maximizes efficiency.







Habit Doughnuts, Carbon Cafe, Dead Battery Club

Habit Carbon Hospitality Collective is the parent company of Habit Carbon 2 LLC, we currently own and operate three original restaurants in the metro Denver area. The collective will act as the manager of the company, however, Habit Carbon 2 LLC funds will be managed separately.


HABIT

Habit Donuts has a cult-like following, our donuts have been the topic of viral videos reaching over 20 million viewers,



Carbon Cafe & Bar is the sister restaurant to Habit Donuts. It boasts 56% of visitors make repeat purchases daily.



Dead Battery Club is a classic cocktail bar inside the new WeWork location in Denver. We offer food, drink, and a place to unplug.













Where will the funds go?

We're raising a minimum of $275,000 to finish construction on the 2nd Habit Doughnuts and Carbon Cafe & Bar location. We'll be using the equity, along with an SBA loan, to fund the project as follows: 39% Hard Costs (construction), 21% Soft Costs (insurance, utilities), 31% FFE, 7% Offering Costs/Loan Fees, 3% Contingency. We expect the build-out to be complete and restaurants open around mid-December 2018.



Facts & Figures

People love doughnuts and whiskey, and they especially love them together. Besides giving our guests the sweet fried dough and booze that they love, we build lifestyle restaurants where everyone can be in their element. These hubs are located in historic neighborhoods and up-and-coming urban areas. Our first location has grown 30% year over year, and Denver is a hub of cool people excited about our vision.

10 Billion

That's the number of doughnuts consumed every year in America.

100 Years

Founding team has over 100 years of combined experience in the industry.

30% Growth

Habit Doughnuts and Carbon Cafe & Bar have grown more than 30% year over year

700K

Denver's population reached 700K this year

64% Daily Coffee

On a daily basis, 64% of Americans say they drink at least one cup of coffee

CBD Market Growth

By the end of 2018, in fact, Canada will have joined Uruguay in legalizing marijuana for recreational use and multiple American states (including California and Colorado) have already made weed legal.

Millennials 44%

Millennials spend 44% of their food dollars eating out.

Breakfast Sales Increase 22.7%

Nine out of ten people eat brunch at a restaurant at least once per month.

Creating Together

"Dear friends of Habit/Carbon,

Habit Carbon Hospitality Collective is an anthology of vanguard, growth-oriented restaurant brands making noise in Denver, Colorado. We build lifestyle restaurants where everyone can be in their element. These hubs are located in historic neighborhoods and up-and-coming urban areas. Our core values are focused around empathy and the sensory experience that results in our guests becoming enthusiastic brand ambassadors. We want to give everyone an opportunity to become rabid fans of our slightly irreverent, exciting brands – to drink the Kool-aid® – by helping us fund our growth through Wefunder. Together, we can invest in building places we all want to be and rebuild neighborhoods where we all live. We can create jobs.

HCHC builds community and fundamentally shifts how a restaurant, bar, co-working space, event venue or food hall behaves. People want self-directed experiences with great service. What does this mean? As a result of the empathy we work hard to practice in our day-to-day business, a paradigm shift occurs. By giving up typical control over certain aspects of the environment and timing, and giving that control over to our guests, we empower them to own the experience. This generates an excitingly high number of daily repeat customers and vocal supporters of our brands – people invested just like you.

Thank you for helping us turn up the volume in our efforts to continue listening and rebuilding neighborhood hubs for everyone."

Love and doughnuts,

-Lisa

Founder



Lisa Ruskaup

CEO

Founder & Creative Director of Consumption Concepts, a concept lab for the hospitality industry

AND THE REST OF THE TEAM



Scott Parker

Executive Chef

Consistently named one of Denver's top chefs, 10+ years honing culinary skills at Table 6 restaurant



Don Hart

Area Director/Operations

Director of Barcelona Wine Bar, Concentrics Hospitality and Rocket Farm Restaurants in Atlanta.

Interview

– COLLAPSE ALL

WF: What is HabitCarbon?

HC: HabitCarbon Holdings is the parent company that owns three restaurant brands that I created in late 2014. We have three locations along an iconic street called Platte Street between the Lower Highlands and downtown Denver. They're interesting in that they are all concepts that mind the gaps. It's a venue where sometimes people use the space for things like co-working, but it has all the amenities of a restaurant, a bar, a cafe, a music venue, and a donut shop bakery. Our latest concept is Battery Club, which has a cocktail bar and private space capabilities. We're playing in an interesting space and growing quickly. There's a lot of interest in what we're doing in Denver.

WF: What are your three concept spaces?

HC: There are two concepts, Habit Doughnuts Dispensary and Carbon Cafe & Bar, that are located and co-branded on Platte Street. They're connected by the back-of-house facilities. Co-branding allows us to have certain efficiencies. In the back of the house, we share common bathrooms and equipment. On the street, the storefronts are independent of one another. Habit is a small bakery. We're known for premium donuts that we can inject with pipettes of booze. It is a bit of theater that's gotten us world-wide social media fame.

On the other side is Carbon Cafe & Bar, which is an all-day venue. Our pitch is that at Carbon, you can be in your element. It's in a 118-year-old building and has all of this meandering, wonderful space where people can be waited on or serve themselves. They can work, they can host meetings, they can have dates. Carbon food is heavily influenced by brunch fare and lunch fare. We do a lot of coffee sales. Our sales are three parts equal food, liquor, and non-alcoholic drinks.

The third concept, which is not physically connected to the other two but is still right down the block, is called the Dead Battery Club. It is a foil to Carbon Cafe & Bar. It's a cocktail bar where we talk about unplugging and recharging of the Dead Battery Club. It's pretty new to our portfolio and is located inside a WeWork. We have semi-captive retail customers there and are open for lunch through late night. It has a higher price point and more classic design.

WF: How did you come to start the company?

HC: I'm a restaurant consultant and had been working hard on behalf of other people up to about late 2013. I had these ideas first and foremost for Habit because I had been traveling extensively. I realized that Denver didn't have a premium, singularly focused bakery. People all over the world love sweet fried dough, and if you do that really well, you probably are going to be successful. I liked the idea of pairing that with this urban bodega-like atmosphere, the hip-hop neighborhood necessities and the booze because at that point Denver was becoming a very urbanized and revitalized city.

I started thinking that my background in the bar and restaurant business tells me that it was a cool idea, but I wasn't sure if that was enough. I also needed to do something that generated more revenue across my day parts. So what would that look like?

I came up with the co-branded idea of being like our own food hall and that Carbon Cafe & Bar could offer the venue aspects of allowing people to have food and beverage with full service and a cafe where they could use the space. I ended up doing it with some private equity money from my own friends and my own money, and we opened the first location for $850,000 in August of 2015. It just hit a nerve with people.

HC: I'm a good empathizer, and in my business, you have to listen to all the stakeholders. There was feedback about how the donut shop was more expensive to operate than I thought and the cafe people said they wanted to sit down, have more booze, and a richer menu. That was the peak of self-serve quick casual. Everybody was going there, and I don't think it was long-lived.

I started thinking that we were in this intensely redeveloped block that shut the block down and made it hard for us to make money. We knew that in three to five years it would become the Silicon Valley of Denver and that there was going to be some intense opportunity.

WF: When did the Dead Battery Club open?

HC: The WeWork building, which is called The Lab, didn't open until 18 months ago. It took us a year to build, so we'd just been open a few months. It's been in the works for a long time. But it opened six months ago.

WF: What's next? Are you looking at opening a fourth location?

HC: Several things have happened. Last year, we were pitched out at Denver International Airport. That started this wave of developers just flooding me with interest. At that time, we weren't making any money and I had no capital. I was feeling overwhelmed as an operator and the creative force and then also figuring out how to grow and look for opportunities like that. We put our lives on the line for a couple of projects, and one of them is currently under construction in an area targeted for redevelopment called Arapahoe Square.

We designed a new prototype for a HabitCarbon. It's 2,800 square feet and has the advantage of being co-located with an existing brewery. We've raised most of the money for that project, and I'm feeling pretty good about that one.

WF: How much money are you raising for the fourth location?

HC: We raised $1.2 million for HabitCarbon 2 LLC and it looks like it's going to cost about that to do a HabitCarbon in 2,800 square feet in Denver. We did a Dead Battery Club in less than 1,000 square feet, and we built that out for $400,000.

WF: For the $1.2 million for the third location or the $1.75 for the next one after that, what are the terms of the offering?

HC: I can speak to our current financing. We did debt on the Dead Battery Club, plus we did a capital raise of our existing equity partners on HabitCarbon One. I should explain the structure of HabitCarbon One LLC. HabitCarbon Holdings is the management company. It owns and holds all the brand rights, so for right now, that is the three we're talking about and anything that we would create in the future. It's the class B member of any entity we create. If we form the next LLC, HabitCarbon Holdings will presumably take an ownership stake and be the class B member. Then we raise capital along with some debt through forming that LLC and having class A members. The structure is a little different because at our first, HabitCarbon 1, we were able to do it all with equity in the beginning and my personal loans.

WF: Are those the terms you're looking at for raising equity on Wefunder?

HC: I am, yeah. I was referred to you guys for that purpose because my friend and colleagues said that although it doesn't appear you've done a lot of this kind of thing, that one of the things we haven't touched on yet is we have incredibly strong brand affinity and consumer loyalty, so we think that we'd be a really good candidate.

WF: What kind of revenues are you seeing at HabitCarbon 1?

HC: We were in an extremely difficult, challenging market for over two years because our block was closed down. We were almost inaccessible, and despite that, last year we grew sales, and I'm sure you're probably aware of the labor market in the United States. It's a big struggle in food and beverage. We had a partial year in 2015, and then in 2016, we did just under $1.2 million combined in HabitCarbon Two. About 85% of those sales are Carbon sales. Then in 2017, we did just under $1.45 million and Habit grew slightly as a percentage. It was closer to 82% of the sales from Carbon.

We're on track this year to have Carbon do $1.35 million to $1.4 million, and we'll probably hit $1.75 million total in this location. The addition of the Dead Battery Club under the single ownership of HabitCarbon One is really promising because we expect to see 4,000 more people by the end of the year because the block has reopened. Cash flow is at a pretty low top line sales number because it's in a small space with lower rent. We hope it'll do $650,000 in its first year. It's actually in the dregs of the WeWork building, but we ended up totally tricking it out so it appears to be prime real estate. It turned out great. Prime cost is our biggest issue in the restaurant business, controlling, we were in really good cost of goods numbers, so our cost of goods- That's either where you make or break it, really, plus occupancy, and you can, in some cases, control occupancy or the decision about where you go and what you spend. For us, our cost of goods tends to run at about 24.5% or 25% blended, which is pretty strong. I think we can improve that because we just negotiated a national level contract for our food purchasing, which is great.Labor has been an issue for us. We are probably going to hit something like fully loaded 38% this year across all three locations, and that includes what I would call multi-unit or above-store management. As we grow, obviously there's dilution and there are economies that will be really helpful because we're carrying some ... that we need that we can't yet distribute across additional stores.

WF: How much room for growth is there on the $1.75 million?

HC: There is a lot of room for growth, and so there's a bit of a chicken and egg question. One of the things I have alluded to is the fact that what makes us different is that I build these concepts based around the idea that they are venues, super desirable venues, that have the amenities of restaurants and bakeries. We've got this key initiative and the ability to rent space and then implement sales on top of what already exists. Last year, we did 250 events, but we didn't really monetize that well and so now with the addition of Dead Battery Club we don't even know yet what revenues are possible. We could grow our revenues by 35% in the next year, but I'm hesitant to say that. We could grow our revenue by 50%, but I'm hesitant to say that.

A new location, HabitCarbon Two, is in an area where Denver allowed for buildings to go to 38 stories high in this redevelopment of a high-density area called Arapahoe Square. We are between two light rail stops and surrounded by seven mixed-use buildings with retail, residential and office.They all have between 25 and 38 stories that aren't occupied yet, so us saying we're going at $1.5 million in top line sales is probably really low.

WF: Are there economic synergies from building out more locations under the HabitCarbon Holdings holding company?

HC: There is absolutely economic synergy. We'd experience dilution of labor because we have a force of employees that can be shared as well as a cross-management team. We recently have been able to negotiate but not yet implement national contracts for food and paper. We sell donuts and coffee and a lot of takeout food, and there are significant amounts of supplies that go with that, and we've been able to cut those costs in half, as a percentage, starting in July.

We have discussed possibly going into future locations that are owned and operated by our landlords, so there is certainly an opportunity as we get bigger for more favorable occupancy costs.

WF: You mentioned that strong customer affinity, which usually does well with crowdfunding, but can you point to some examples of that? Is it strong social media following? Talk about your customers and the brand of HabitCarbon.

HC: We have a strong social media following, especially for Habit, but where we've noticed meaningful brand loyalty and customer loyalty is through our point of sales system and through a program we called "five-star loyalty" that we have something like 58% to 68% daily repeat business, particularly in Carbon. We're also like a cyber cafe in many ways, so we track through wifi login and can see through three channels just significant repeat daily business.

We literally have 58% repeat business every day. I think that's exceptional, and we also have what I would call "ambassadors of the physical space" in that guests will come in and tour other people and say, "You have to see this place. You have to book this place. You have to eat here. You have to work here." If we are cognizant of those touch points that matter and we replicate those things, I think we maybe have a strong opportunity to grow based on loyalty.

WF: This industry is notoriously tough and a lot of restaurants and cafes don't make it. You are making it. What's the secret?

HC: It's hard work. I've been in the restaurant business since I was 13 years old. I have opened and worked on more than 70 restaurant projects in my life for others, and I was an owner of a group that my brother is the CEO of called the Little Pub Company. It's here in Denver, and I worked with him for 15 years as we grew from one neighborhood pub to 27. We only closed one over the course of that time. What I've learned is it's really hard and you need to listen to stakeholders and you need to grow slowly and carefully.

On a more macro level, I have a strong sense of where we should go next. And then as it relates to our brands, our brands are very comfortable. They seem to be on point right now for who we're targeting, and they're inexpensive places to eat. You feel like you're getting incredible value for what you're spending. You don't feel pressured into formalized tipping and dining if you don't want to, but you can have it. No one hates donuts, and we're making delicious donuts that you can booze into by yourself and it's just a form of theater, I think.

WF: I've never heard of that before. Did you just have that idea, do it and then, boom, it exploded?

HC: The idea was a simple thought for me about how you can shift away from having it handled by a pastry chef or baker and empower the guests to do it at the counter. It's sexy and they can select what they're putting in it. It's a whole different but very simple shift. I'll inject Jameson into your donut or I can put Jameson into the donut myself. It's pretty cool.

WF: What future trends are you anticipating?

HC: I've been watching across the country the rise and continued rise of food halls. Food halls are not a dissimilar concept in that there are people who are certain days conscious objectors of being taken care of, right? You just want something to eat, you want a place to work, you want a glass of wine and you don't want anyone to talk to you. That doesn't in any way at all alter the fact you need a physical space to go and you need good quality products for which you're willing to part with your resources. I view the spaces we've already got, the opportunities we're looking at, and the idea of co-working in food halls on the same trajectory. As long as we go to spaces that have character versus white boxes, I think we're going to be in a good place.

We do brunch food, and we do all of our own breads. We do great craft beer and accessible wines, and we have a bourbon-focused back bar. Those are all things that people are interested in now. It's a classic cocktail bar that you could have in the boutique hotel or you could just as easily enjoy in the food hall or in a co-working space. Right now, things need to be reconceptualized every 18 months to three years, and by that I mean the minor tweaks we used to do every five years. I feel like our appeal has broadened us so that you could bounce between our three concepts and maybe go do yoga and then come back and then you would be satiated.

WF: You were a restaurant consultant. You must have worked with a number of restaurants. In that experience, what were some of the most common mistakes that you saw restaurateurs make?

HC: They build big. They build big because they think they need to drive a certain number, like they have to do $4 million a year in order to operate based on overhead. Then they go into markets where big is not what people want. I spend a lot of time trying to create nano spaces inside big, giant alehouses.

Certainly, in our state, it's a big mistake if you don't put an outside deck or an outside patio space or a rooftop deck. I think the days of super dark and very expensive spaces are over. People don't go out formally that often anymore. They wait for special occasions. The other mistake is building a space or writing a menu that's for you versus the customers. You have to get out of yourself and listen to what the customer is telling you.

WF: What about the biggest mistake that you've made over the last three or four years since launching HabitCarbon?

HC: I haven't seen my kids or my family for a while. I wouldn't call it a mistake, but I dove into this because I believed in it. I'm old enough to have learned when an economy is starting to peak out or starting to go up the hill. You'll have challenges that are unexpected, like delays and schedules and labor. Well, it takes forever, which is money. Shame on me, I've been around a long time and underestimating my own personal financial commitment to growing something I totally believe in.

WF: What are the biggest risks over that time period? What do you see as the biggest rocks lurking in the water?

HC: The economy could totally tank, but I feel like there's probably going to be some sort of restaurant glut correction here in our area, because right now we've got 15 restaurants per 10,000 people. It's pretty high. It's like Manhattan high, and I think the risk is that I'm not careful and vigilant about staying relevant and keeping us on top of mind and keeping us at the top of the game and that between now and our exit that we don't keep growing, that I can't distributions to keep my investors happy because we picked really expensive real estate, which is the risk you take. You need to be in those areas in order to grow when you're brand new to get the exposure.

WF: Why should someone invest in HabitCarbon on Wefunder?

HC: I think that these are cool, really relevant brands. We have great branding, we have great products, and we have a really strong team. The spaces we selected are unique and valuable and iconic to Denver. Our price points are accessible and I don't see us going in the wrong direction. I see us going quickly in the right direction. That, and the fact that we have incredibly strong customer loyalty and love. I've invested my own money, and I didn't have a lot of money. I've invested $1.2 million of my own money because I believe so strongly in it and if I had more, I would invest.

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RISKS

1 The purchase of Class A Interests by an investor is speculative and involves a high degree of risk. Prospective investors should carefully consider all risk factors before deciding whether to purchase any Class A Interests and should consult his or her own attorney and/or business advisor as to any legal, business or related matters concerning the investment.

The financial pro forma and projected returns contained in these offering materials constitute "forward-looking statements" and involve known and unknown risks, uncertainties and other factors which may

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Habit Carbon Hospitality Collective is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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